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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
September 16, 2003

ARDENT MINES LIMITED
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

333-50994	88-0471870
(Commission File No.)	(IRS Employer ID)

7999 Woodhurst Drive
Burnaby, British Columbia
Canada V5A 4C6
(Address of principal executive offices and Zip Code)

(604) 619-3528
(Registrant's telephone number, including area code)

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ITEM 4.       CHANGE OF REGISTRANT'S CERTIFYING ACCOUNTANT

At our board meeting on September 16, 2003, our board of directors unanimously approved the decision to engage Chavez & Koch, CPA's as our independent auditors for our fiscal year ending June 30, 2003 . Chavez & Koch, CPA's, accepted such appointment on September 17, 2003. Prior to their appointment, we did not consult with Chavez & Koch, CPAs on any matters related to accounting or the type of opinion they may issue.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 17th day of September, 2003.

ARDENT MINES LIMITED
BY:	/s/ Reg Handford Reg Handford, President, Principal Executive Officer and a member of the Board of Directors
BY:	/s/ Taras Chebountchak
Taras Chebountchak, Secretary, Treasurer, Principal Financial Officer and a member of the Board of Directors